Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 _________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com April 9, 2020

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XRAY-TWOLF HoldCo Corporation

3025 Orchard Parkway

San Jose, California 95134

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Xperi Corporation, a Delaware corporation (“Xperi”), in connection with the preparation of a registration statement on Form S-4 (as the same may be amended, the “Registration Statement”), filed by XRAY-TWOLF HoldCo Corporation, a Delaware corporation (“HoldCo”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement provides for the registration by HoldCo of up to 115,138,366 shares (the “Registered Shares”) of HoldCo’s common stock, par value $0.001 per share (the “Common Stock”), that may become issuable upon the consummation of (i) the merger (the “Xperi Merger”) of XRAY Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of HoldCo (“Xperi Merger Sub”), with and into Xperi, with Xperi continuing as the surviving corporation in the Xperi Merger and as a wholly owned subsidiary of HoldCo and (ii) the merger (the “TiVo Merger” and, together with the Xperi Merger, the “Mergers”) of TWOLF Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of HoldCo (“TiVo Merger Sub”), with and into TiVo Corporation, a Delaware corporation (“TiVo”), with TiVo continuing as the surviving corporation in the TiVo Merger and as a wholly owned subsidiary of HoldCo, in the case of each of (i) and (ii), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020 (the “Merger Agreement”), by and among Xperi, TiVo, HoldCo, Xperi Merger Sub and TiVo Merger Sub.

XRAY-TWOLF HoldCo Corporation

April 9, 2020

On the request of Xperi, this opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Merger Agreement;

(c)	a certificate from the Secretary of State of the State of Delaware, dated the date hereof, as to the existence and good standing of HoldCo in the State of Delaware;

(d)

the Certificate of Incorporation of HoldCo, as amended as of the date hereof and currently in effect (the “Current Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware;

(e)

the form of Amended and Restated Certificate of Incorporation of HoldCo attached as Annex D to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of HoldCo and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares;

(f)

the Bylaws of HoldCo, as amended as of the date hereof and currently in effect (the “Current Bylaws”), as certified by each of (i) Paul Davis, the Senior Vice President and General Counsel of HoldCo and (ii) Pamela Sergeeff, the Treasurer and Secretary of HoldCo;

(g)

the form of Amended and Restated Bylaws of HoldCo attached as Annex E to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which, subject to approval by the board of directors of HoldCo or by the stockholders of HoldCo, will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares; and

(h)

certain resolutions adopted by the Board of Directors of HoldCo, relating to the issuance of the Registered Shares and related matters, as certified by each of (i) Paul Davis, the Senior Vice President and General Counsel of HoldCo and (ii) Pamela Sergeeff, the Treasurer and Secretary of HoldCo.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of HoldCo and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of HoldCo and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photocopy copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than HoldCo, had the power, corporate or other, to enter into and perform all

XRAY-TWOLF HoldCo Corporation

April 9, 2020

obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of HoldCo and others and of public officials.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of HoldCo and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Registered Shares will be properly recorded in the books and records of HoldCo.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of Registered Shares has been duly authorized and when (i) the Registration Statement becomes effective under the Securities Act, (ii) the stockholders of each of Xperi and TiVo approve the Mergers, (iii) the Mergers are consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP